CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's



December 27, 2001


I consent to the use, of my report dated December 12, 2001, in the Form SB2, on the financial statements of Dakota Fitness Equipment Inc., dated October 31, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
Clyde Bailey